ARTICLES OF AMENDMENT
                                       OF
                        PRINCIPAL REAL ESTATE FUND, INC.


      Principal Real Estate Fund, Inc., a Maryland Corporation having its principal office in this state in Baltimore City, Maryland (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

      FIRST: On the 15th day of December, 2003, a resolution was unanimously approved by the Board of Directors, in accordance with Section 2-105(c) of Maryland General Corporation Law, authorizing amendment to the Articles of Incorporation of this Corporation. The purpose of said Amendment is to change
Article II of the Articles of Incorporation amending the name of the Principal Real Estate Fund, Inc. so that as amended, said Article shall be and read as follows:

     "The name of the corporation is Principal Real Estate Securities Fund, Inc. hereinafter called the 'Corporation'."

     SECOND: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

     THIRD: No stock entitled to be voted on the proposed Amendment was outstanding or subscribed for at the time the Board of Directors adopted the resolutions.

     FOURTH: The Board of Directors believes the resolutions are in the best interests of the Corporation.

     FIFTH: The Articles of Amendment shall become effective at noon on March 1, 2004.

     IN WITNESS WHEREOF, the undersigned officers of Principal Real Estate Fund, Inc., have executed the foregoing Articles of Amendment and hereby acknowledge the same to be their voluntary act and deed.

Dated the 2nd day of February, 2004.

                                                /s/ A. S. Filean
                                          _________________________________
                                          Arthur S. Filean

                                                /s/ Ralph C. Eucher
                                          _________________________________
                                          Ralph C. Eucher


     IN WITNESS WHEREOF, Principal Real Estate Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President as attested by its Secretary on February 2, 2004.


                                           Principal Real Estate Fund, Inc.

                                                 /s/ Ralph C. Eucher
                                           By
                                             --------------------------------
Attest                                        Ralph C. Eucher, President

 /s/ A. S. Filean
__________________________________
Arthur S. Filean, Secretary

The UNDERSIGNED, President of Principal Real Estate Fund, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                      /s/ Ralph C. Eucher
                                    _________________________________
                                    Ralph C. Eucher
                                    President, Principal Real Estate Fund, Inc.